UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2004

GARDNER DENVER, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13215	76-0419383
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

1800 Gardner Expressway, Quincy, Illinois 62301
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (217) 222-5400

Item 12. Results of Operations and Financial Condition.

        On February 3, 2004, Gardner Denver, Inc. issued a press release announcing the Company’s earnings for the fourth quarter and fiscal year ended December 31, 2003, certain recent activities, and guidance as to results for 2004. A copy of this press release is furnished with this report as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

        The information in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARDNER DENVER, INC.

Date: February 3, 2004	By:	/s/ Daniel C. Rizzo, Jr.
Daniel C. Rizzo, Jr. Vice President and Corporate Controller (Chief Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Gardner Denver, Inc. Press Release dated February 3, 2004